EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Exchange-Traded Fund Trust of our reports dated May 19, 2026, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Exchange-Traded Fund Trust’s Certified Shareholder Report on Form N-CSR for the periods ended as indicated in Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings”, as referenced in Appendix A, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 23, 2026

Appendix A

Fund Name	Opinion Date	Period
John Hancock Multifactor Developed International ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Multifactor Emerging Markets ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Multifactor Large Cap ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Multifactor Mid Cap ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Multifactor Small Cap ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Core Bond ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Core Plus Bond ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Corporate Bond ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Dynamic Municipal Bond ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock High Yield ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Mortgage-Backed Securities ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Preferred Income ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Disciplined Value International Select ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Disciplined Value Select ETF	May 19, 2026	August 5, 2025 – March 31, 2026
John Hancock Fundamental All Cap Core ETF*	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock International High Dividend ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock U.S. High Dividend ETF	May 19, 2026	April 1, 2025 – March 31, 2026
John Hancock Global Senior Loan ETF	May 19, 2026	August 19, 2025 – March 31, 2026

*	John Hancock Fundamental All Cap Core ETF is the only fund where PwC is referenced within the “Policy Regarding Disclosure of Portfolio Holdings” section of the Statement of Additional Information.